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                       [SUPERCONDUCTOR TECHNOLOGIES LOGO]

         SUPERCONDUCTOR TECHNOLOGIES INC. ANNOUNCES FOURTH QUARTER AND
                             YEAR-END 2004 RESULTS

--------------------------------------------------------------------------------

SANTA BARBARA, CALIF., MARCH 10, 2005 -- Superconductor Technologies Inc. (Nasdaq: SCON) ("STI"), the global leader in high-temperature superconducting
(HTS) products for wireless voice and data applications, today announced results for the quarter and year ended December 31, 2004.

Total net revenues for the fourth quarter were $3.9 million, a decrease of 76 percent compared to $16.4 million for the year-ago fourth quarter. Net commercial product revenues for the fourth quarter of 2004 were $3.0 million, a decrease of 77 percent compared to $12.9 million in the fourth quarter of 2003. Government and other contract revenue totaled $950,000 during the 2004 fourth quarter compared to $3.4 million during the year ago period.

Net loss for the quarter ended December 31, 2004 was $11.3 million, which included restructuring and impairment charges of $1.9 million, of which $1.6 million was non-cash. The net loss also included increased inventory obsolescence reserves of $4.2 million. The fourth quarter loss compared to net income of $910,000 in the fourth quarter of 2003. Net loss per diluted share for the fourth quarter of 2004 was $0.11, compared to a net income of $0.01 per diluted share in the same quarter of 2003.

"As previously announced, our lower than expected fourth quarter revenues reflected delays in receiving a few large government and commercial purchase orders, which the company now expects to receive in 2005," said M. Peter Thomas, STI's president and chief executive officer. "On the other hand, we secured a follow-on purchase contract from one of our major customers in December, which calls for minimum shipments in 2005 of about $7.25 million. Furthermore, our immediately shippable backlog at the end of 2004 was $730,000, as compared with $250,000 at the end of 2003."

Total net revenues were $23.0 million in 2004, a decrease of 53 percent as compared to $49.4 million in 2003. Net commercial product revenues for the year 2004 were $16.8 million, a decrease of 56 percent compared to $38.6 million a year ago. The company recorded $6.2 million in government and other contract revenues for the year ended December 31, 2004, versus $10.8 million for the year ended December 31, 2003.

Net loss for the year ended December 31, 2004 was $31.2 million, or $0.37 per diluted share, which included restructuring and impairment charges of $5.2 million, of which $3.7 million was non-cash. The net loss for the year also included increased inventory obsolescence reserves of $4.8 million, ISCO related litigation expenses of $545,000 and a non-cash interest charge of $802,000 for warrants issued in connection with a bridge loan. Net loss for the year ended December 31, 2003 was $11.3 million, or $0.18 per diluted share. This net loss included ISCO related litigation expenses of $4.8 million.

At December 31, 2004, STI had $12.8 million in cash and cash equivalents, and $16.1 million in working capital. The total number of common shares outstanding was 107,711,026 at December 31, 2004.

"Last month we announced the appointment of Jeff Quiram, who will become STI's president and chief executive officer and a member of our Board in conjunction with my retirement on March 15th," continued Thomas. "A 20 plus year telecom veteran, Jeff has the leadership, relationships and new ideas to drive long-term STI growth. "

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Commenting on STI's future Quiram stated, "In 2005, we will focus on capitalizing on STI's successful product cost reduction initiatives and the opportunities presented by the industry's transition to data-intensive networks. One of the elements that attracted me to STI was its unmatched technology when it comes to the interference protection and increased sensitivity today's advanced wireless networks need. We are exploring ways to use our technology to expand our current product base, as well as pursue relationships with carriers and original equipment manufacturers. I look forward to updating you on our progress as the year continues."

STI's independent auditor, PricewaterhouseCoopers LLP, (PWC), will express its opinion with respect to the company's Fiscal Year 2004 financial statements in the company's upcoming 10K for 2004. STI anticipates that, as in the last two years, PWC's opinion will include an explanatory paragraph expressing concern about the company's ability to continue as a going concern due to past losses and negative cash flows.

FINANCIAL GUIDANCE

STI has decided to discontinue its practice of providing quarterly guidance due to the continuing unpredictability of the capital spending patterns of its customers who generally purchase products through non-binding commitments with minimal lead-times.

INVESTOR CONFERENCE CALL

STI will host an investor conference call today at 2:00 p.m. pacific time, March 10, 2005. The call will be accessible live by dialing 800-240-2430. A replay will be available until March 17 by dialing 800-405-2236, pass code 11025663. The call will also be simultaneously webcast and available on STI's web site at http://www.suptech.com.

ABOUT SUPERCONDUCTOR TECHNOLOGIES INC. (STI)

Superconductor Technologies Inc., headquartered in Santa Barbara, CA, is the global leader in developing, manufacturing, and marketing superconducting products for wireless networks. STI's SuperLink(TM) Solutions are proven to increase capacity utilization, lower dropped and blocked calls, extend coverage, and enable higher wireless transmission data rates. SuperLink(TM) Rx, the company's flagship product, incorporates patented high-temperature superconductor (HTS) technology to create a cryogenic receiver front-end (CRFE) used by wireless operators to enhance network performance while reducing capital and operating costs. Almost 4,550 SuperLink Rx systems have been shipped worldwide, logging in excess of 73 million hours of cumulative operation.

SuperLink is a trademark of Superconductor Technologies Inc. in the United States and in other countries. For information about STI, please visit www.suptech.com.

SAFE HARBOR STATEMENT

The press release contains forward-looking statements made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, STI's views on future fundraising plans, profitability, revenues, market growth, capital requirements and new product introductions and any other statements identified by phrases such as "thinks," "anticipates," "believes," "estimates," "expects," "intends," "plans," "goals" or similar words. Forward-looking statements are not guarantees of future performance and are inherently subject to uncertainties and other factors which could cause actual results to differ materially from the forward-looking statements. For example, the financial results reported in this press release are based on certain assumptions and estimates made by management and are subject to adjustment prior to the filing of the Company's 2004 Annual Report on Form 10-K with the SEC. Other factors and uncertainties include: STI's ability to expand its operations to meet anticipated product demands; the ability of STI's products to achieve anticipated benefits for its customers; the anticipated growth of STI's target markets; unanticipated delays in shipments to customers; and STI's ability to operate its business profitability. Forward-looking statements can be affected by many other factors, including, those described in the Risk Factors section of STI's Prospectus Supplement dated November 22, 2004 and the MD&A section of its most recent Form 10-Q. These documents are available online at STI's website, www.suptech.com, or through the SEC's website, www.sec.gov. Forward-looking statements are based on information


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presently available to senior management, and STI has not assumed any duty to update any forward-looking statements.


CONTACT

For further information please contact: Martin S. McDermut, Senior Vice President, Chief Financial Officer of Superconductor Technologies Inc., +1-805-690-4539, mmcdermut@suptech.com; or Investor Relations, Kirsten Chapman, invest@suptech.com, or Moriah Shilton, both of Lippert / Heilshorn & Associates, +1-415-433-3777, for Superconductor Technologies Inc.



                              - Tables to Follow -


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                        SUPERCONDUCTOR TECHNOLOGIES INC.

                      CONSOLIDATED STATEMENT OF OPERATIONS


                                                       THREE MONTHS ENDED
                                                            UNAUDITED                               YEAR ENDED
                                                 --------------------------------        --------------------------------
                                                  DECEMBER 31,        DECEMBER 31,        DECEMBER 31,        DECEMBER 31,
                                                     2003                2004                2003                2004
                                                                                           AUDITED             UNAUDITED
                                                 ------------        ------------        ------------        ------------
Net revenues:
     Net commercial product revenues             $ 12,947,000        $  2,999,000        $ 38,577,000        $ 16,787,000
     Government and other contract
       revenues                                     3,431,000             950,000          10,759,000           6,189,000
     Sub license royalties                             17,000                  --              58,000              28,000
                                                 ------------        ------------        ------------        ------------

          TOTAL NET REVENUES                       16,395,000           3,949,000          49,394,000          23,004,000

Costs and expenses:
     Cost of commercial product
       revenues (1)                                 8,799,000           7,978,000          28,249,000          23,421,000
     Contract research and development              2,238,000           1,318,000           6,899,000           4,855,000
     Other research and development                   395,000             838,000           4,697,000           4,646,000
     Selling, general and administrative            3,953,000           3,647,000          20,567,000          16,051,000
     Restructuring expenses and
        impairment charges                                 --           1,446,000                  --           4,128,000
                                                 ------------        ------------        ------------        ------------

          TOTAL COSTS AND EXPENSES                 15,385,000          15,227,000          60,412,000          53,101,000
                                                 ------------        ------------        ------------        ------------

INCOME (LOSS) FROM OPERATIONS                       1,010,000         (11,278,000)        (11,018,000)        (30,097,000)

     Interest income                                   30,000              42,000             177,000             125,000
     Interest expense                                (130,000)            (32,000)           (504,000)         (1,245,000)
                                                 ------------        ------------        ------------        ------------

         NET INCOME (LOSS)                       $    910,000        $(11,268,000)       $(11,345,000)       $(31,217,000)
                                                 ============        ============        ============        ============

BASIC AND DILUTED INCOME (LOSS) PER COMMON
SHARE                                            $       0.01        $      (0.11)       $      (0.18)       $      (0.37)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES
OUTSTANDING
  BASIC                                            65,702,315          98,177,693          62,685,292          84,241,447
                                                 ============        ============        ============        ============
  DILUTED                                          72,652,146          98,177,693          62,685,292          84,241,447
                                                 ============        ============        ============        ============


(1) The three-month period and year ended December 31, 2004 includes restructuring expenses and impairment charges of $439,000 and $1,055,000, respectively.

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                        SUPERCONDUCTOR TECHNOLOGIES INC.
                           CONSOLIDATED BALANCE SHEET

                                                                              DECEMBER 31,         DECEMBER 31,
                                                                                 2003                 2004
                                                                                AUDITED             UNAUDITED
                                                                             -------------        -------------
                                   ASSETS

CURRENT ASSETS:
   Cash and cash equivalents                                                 $  11,144,000        $  12,802,000
   Accounts receivable, net                                                      8,809,000            1,434,000
   Inventory                                                                     8,802,000            9,327,000
   Insurance settlement receivable                                                      --            4,000,000
   Prepaid expenses and other current assets                                       760,000              906,000
                                                                             -------------        -------------
     TOTAL CURRENT ASSETS                                                       29,515,000           28,469,000

   Property and equipment, net of accumulated depreciation of
     $15,061,000 and $15,189,000, respectively                                  12,534,000           10,303,000
   Patents, licenses and purchased technology, net of accumulated                5,367,000            2,833,000
     amortization of  $3,173,000 and $768,000, respectively
   Goodwill                                                                     20,107,000           20,107,000
   Other assets                                                                    600,000              646,000
                                                                             -------------        -------------
     TOTAL ASSETS                                                            $  68,123,000        $  62,358,000
                                                                             =============        =============

                   LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
   Line of credit                                                            $   3,308,000        $     938,000
   Accounts payable                                                              5,154,000            2,691,000
   Accrued expenses                                                              4,832,000            4,601,000
   Legal settlement liability                                                           --            4,050,000
   Current portion of capitalized lease obligations and long term debt             645,000               43,000
                                                                             -------------        -------------
     TOTAL CURRENT LIABILITIES                                                  13,939,000           12,323,000

   Capitalized lease obligations and long term-debt                                 76,000               33,000
   Other long term liabilities                                                   1,888,000              753,000
                                                                             -------------        -------------
     TOTAL LIABILITIES                                                          15,903,000           13,109,000

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
   Preferred stock, $.001 par value, 2,000,000 shares authorized,
     none issued and outstanding                                                        --                   --
   Common stock, $.001 par value, 125,000,000 shares
      authorized, 68,907,109 and 107,711,026 shares issued and                      69,000              108,000
outstanding,
        Respectively
   Capital in excess of par value                                              168,776,000          196,983,000
   Notes receivable from stockholder                                              (820,000)            (820,000)
   Accumulated deficit                                                        (115,805,000)        (147,022,000)
                                                                             -------------        -------------
     TOTAL STOCKHOLDERS' EQUITY                                                 52,220,000           49,249,000
                                                                             -------------        -------------

     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                              $  68,123,000        $  62,358,000
                                                                             =============        =============


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                        SUPERCONDUCTOR TECHNOLOGIES INC.
                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                                                                  FOR THE YEAR ENDED DECEMBER 31
                                                                        ---------------------------------------------------
                                                                            2002                2003                 2004
                                                                           AUDITED             AUDITED            UNAUDITED
                                                                        ------------        ------------        ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss                                                                $(19,513,000)       $(11,345,000)       $(31,217,000)
Adjustments to reconcile net loss to net cash used for
   operating activities:
    Depreciation and amortization                                          1,931,000           3,277,000           3,463,000
    Non-cash restructuring and impairment charges                                 --                  --           3,659,000
    Amortization of accrued loss on sales contract                        (1,998,000)                 --                  --
    Warrants and options charges                                           2,283,000             104,000             973,000
    Provision for excess and obsolete inventories                            567,000             719,000           4,836,000
    Purchase of in process research and development                          700,000                  --                  --
    Changes in assets and liabilities, net of businesses acquired
       Accounts receivable                                                (1,655,000)         (5,404,000)          7,375,000
       Inventory                                                          (1,180,000)         (3,174,000)         (5,361,000)
       Prepaid expenses and other current assets                             160,000            (184,000)           (146,000)
       Patents and licenses                                                 (553,000)           (531,000)           (546,000)
       Other assets                                                          (75,000)           (114,000)            (46,000)
       Accounts payable and accrued expenses                                (618,000)         (1,806,000)         (4,570,000)
                                                                        ------------        ------------        ------------
    Net cash used in operating activities                                (19,951,000)        (18,458,000)        (21,580,000)

CASH FLOWS FROM INVESTING ACTIVITIES:

Purchase of property and equipment                                        (5,398,000)         (3,855,000)         (1,812,000)
Decrease in restricted cash                                                  374,000                  --                  --
Payment of up front license fee                                                   --            (500,000)                 --
Cash used in acquisition of Conductus, Inc.                                 (429,000)                 --                  --
                                                                        ------------        ------------        ------------
    Net cash used in investing activities                                 (5,453,000)         (4,355,000)         (1,812,000)

CASH FLOW FROM FINANCING ACTIVITIES:

Proceeds from borrowings                                                          --           7,234,000           5,567,000
Payments on short term borrowings                                                 --          (3,926,000)         (7,937,000)
Payments on long-term obligations                                           (519,000)         (1,402,000)           (645,000)
Net proceeds from sale of common stock and exercise of warrants
and options                                                               31,909,000          13,860,000          28,065,000
Payment of preferred stock conversion premium                             (3,000,000)                 --                  --
                                                                        ------------        ------------        ------------
    Net cash provided by financing activities                             28,390,000          15,766,000          25,050,000
                                                                        ------------        ------------        ------------
Net increase (decrease) in cash and cash equivalents                       2,986,000          (7,047,000)          1,658,000
Cash and cash equivalents at beginning of year                            15,205,000          18,191,000          11,144,000
                                                                        ------------        ------------        ------------
Cash and cash equivalents at end of year                                $ 18,191,000        $ 11,144,000        $ 12,802,000
                                                                        ============        ============        ============